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EXHIBIT 16

[LETTERHEAD OF DELOITTE & TOUCHE]

October 28, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

        We have read Item 4 of SRS Labs, Inc.'s Form 8-K dated October 21, 2002 and agree with the statements made therein, with the exception of the statements made in the last sentences of the first and second paragraphs as to which we have no basis to agree or disagree.

Yours truly,

/s/ Deloitte & Touche LLP

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  EXHIBIT 16